EXHIBIT 12

                            GENERAL ELECTRIC COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES


(DOLLARS IN MILLIONS)                                          Nine months ended
                                                              September 30, 1999
                                                              ------------------
GE EXCEPT GECS
Earnings (a)                                                          $ 10,064
Less:    Equity in undistributed earnings of General Electric
         Capital Services, Inc. (b)                                     (2,118)
Plus:    Interest and other financial
         charges included in expense                                       595
         One-third of rental expense  (c)                                  142
                                                                      --------
Adjusted "earnings"                                                   $  8,683
                                                                      ========
Fixed Charges:
         Interest and other financial charges                         $    595
         Interest capitalized                                               11
         One-third of rental expense (c)                                   142
                                                                      --------
Total fixed charges                                                   $    748
                                                                      ========
Ratio of earnings to fixed charges                                       11.61
                                                                      ========

GENERAL ELECTRIC COMPANY AND CONSOLIDATED AFFILIATES
Earnings (a)                                                          $ 11,416
Plus:    Interest and other financial charges
         included in expense                                             7,222
         One-third of rental expense   (c)                                 398
                                                                      --------
Adjusted "earnings"                                                   $ 19,036
                                                                      ========
Fixed Charges:
         Interest and other financial charges                         $  7,222
         Interest capitalized                                               75
         One-third of rental expense  (c)                                  398
                                                                      --------
Total fixed charges                                                   $  7,695
                                                                      ========
Ratio of earnings to fixed charges                                        2.47
                                                                      ========
(a) Earnings before income taxes and minority interest.
(b) Earnings after income taxes, net of dividends.
(c) Considered to be representative of interest factor in rental expense.